Exhibit 1.1

Thryv Holdings, Inc.

Common Stock, par value $0.01 per share

Underwriting Agreement

May [●], 2021

William Blair & Company, L.L.C.
As representative of the several Underwriters
named in Schedule I hereto,
c/o William Blair & Company, L.L.C.
150 North Riverside Plaza
Chicago, Illinois 60606

Ladies and Gentlemen:

The stockholders set forth on Schedule II hereto (the “Selling Stockholders”) of Thryv Holdings, Inc., a Delaware corporation (the “Company”), propose, severally and not jointly, subject to the terms and conditions stated herein (this “Agreement”), to sell to the Underwriters named in Schedule I hereto (the “Underwriters”) for whom William Blair & Company, L.L.C. is acting as representative (the “Representative” or “you”) an aggregate of [●] shares (the “Firm Securities”) and, at the election of the Underwriters, up to [●] additional shares (the “Optional Securities”) of common stock, par value $0.01 per share (the “Common Stock”), of the Company (the Firm Securities and the Optional Securities that the Underwriters elect to purchase pursuant to Section 3 hereof are herein collectively called the “Securities”). To the extent that you are the only Underwriter, all references to “each Underwriter,” “the Underwriters” or “Representative” shall refer to just you.

The Company and the Selling Stockholders understand that the Underwriters propose to make a public offering of their respective portions of the Securities as soon as you deem advisable.

1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)  The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S‑1 (No. 333-[●]), including the related preliminary prospectus or prospectuses and the documents incorporated by reference therein, covering the registration of the sale of the Securities under the Securities Act of 1933, as amended (the “Act”); promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) and Rule 424(b) (“Rule 424(b)”) under the Act; the information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430A(b) is herein called the “Rule 430A Information”; such registration statement, including the amendments thereto, the documents incorporated by reference therein, the exhibits thereto and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement”; any registration statement filed pursuant to Rule 462(b) of the Act is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement; each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “Preliminary Prospectus”; the final prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, is herein called the“Prospectus”; the most recent Preliminary Prospectus issued at or prior to the Applicable Time (as defined below) is hereinafter called the “Pricing Prospectus”; any reference herein to a Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-1 under the Act; for purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”); any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”; and any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified on Schedule III(a) hereto, is hereinafter called a “General Use Issuer Free Writing Prospectus”;

(b)  No order preventing or suspending the use of the Pricing Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information provided by any Underwriter through the Representative is that identified as such in Section 10(c);

(c)  For the purposes of this Agreement, the “Applicable Time” is [●] p.m. (New York City time) on the date of this Agreement.  The Pricing Prospectus, as supplemented by the information listed in Schedule III(c) hereto and each General Use Issuer Free Writing Prospectus, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information provided by any Underwriter through the Representative is that identified as such in Section 10(c);

(d)  The documents incorporated by reference in the Pricing Disclosure Package and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information provided by any Underwriter through the Representative is that identified as such in Section 10(c); and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III(b) hereto;

(e) The Company (i) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Representative (x) with entities that are qualified institutional buyers (“QIBs”) within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act (“IAIs”) and otherwise in compliance with the requirements of Section 5(d) of the Act or (y) with entities that the Company reasonably believed to be QIBs or IAIs and otherwise in compliance with the requirements of Rule 163B under the Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications.  The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Annex B hereto. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Rule 163B under, the Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.  Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, complied in all material respects with the Act, and when taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of the First Time of Delivery and as of the Second Time of Delivery, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(e)  The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information provided by any Underwriter through the Representative is that identified as such in Section 10(c);

(f)  The financial statements of the Company (including all notes and schedules thereto) included in the Registration Statement and the Pricing Disclosure Package present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated, and the balance sheet, statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified and such financial statements, and related schedules and notes thereto, have been prepared in conformity with generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved except, in the case of unaudited interim financial statements, subject to normal year-end audit adjustments and the exclusion of certain footnotes as permitted by the applicable rules of the Commission.  The selected financial data incorporated by reference in the Pricing Disclosure Package present fairly the information shown therein at the respective dates and for the respective periods specified and have been presented on a basis consistent with the consolidated financial statements set forth in the Pricing Disclosure Package and other financial information.  No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement or the Pricing Disclosure Package.  The other financial and related statistical information included in the Registration Statement and the Pricing Disclosure Package presents fairly in all material respects the information included therein and has been prepared on a basis consistent with that of the financial statements that are included in the Pricing Disclosure Package.  All disclosures contained in the Registration Statement and the Pricing Disclosure Package regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply, in all material respects, with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable; and the pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared in accordance with the applicable requirements of the Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(g)  The statistical and market-related data included in the Registration Statement and the Pricing Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate;

(h)  Except as (i) described in the Registration Statement and the Pricing Disclosure Package or (ii) would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect (as hereinafter defined), (A) the Company and each of its subsidiaries have filed all United States federal, state, local and foreign income tax returns required by law to be filed through the date hereof and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid; and (B) there is no deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets other than tax deficiencies that the Company or any of its subsidiaries are contesting in good faith and as to which adequate reserves have been established in accordance with GAAP;

(i)  Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package any material loss or interference with its business, direct or contingent, including from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Disclosure Package, there has not been (i) any change in the capital stock or long‑term debt of the Company or any of its subsidiaries, taken as a whole (other than changes pursuant to agreements or employee benefit plans or in connection with the exercise of options or warrants, in each case as described or referred to in the Pricing Disclosure Package) or (ii) any material adverse change, or any development involving a prospective material adverse change, in or affecting the properties, business, management, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”);

(j)  The Company and its subsidiaries have good and marketable title to all real property owned by them and have good title to all other property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Pricing Disclosure Package or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(k)  Except as disclosed in the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any federal, provincial, state, local, municipal, national or international government or governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body (public or private), self-regulatory organization or any political subdivision of any of the foregoing (each, a “Governmental Authority”), relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.  Neither the Company nor any of its subsidiaries anticipates incurring any material capital expenditures relating to compliance with Environmental Laws;

(l)  The Company (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and corporate authority to own its properties and conduct its business as described in the Pricing Disclosure Package and (ii) has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except in the case of clause (ii), where the failure to be so qualified or in good standing would not have a Material Adverse Effect; and each subsidiary of the Company (x) has been duly incorporated or formed, as the case may be, and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of its jurisdiction of incorporation or formation, with the company power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and (y) has been duly qualified as a foreign corporation or limited liability company or other entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except in the case of clause (y), where the failure to be so qualified or in good standing would not have a Material Adverse Effect;

(m)  This Agreement has been duly authorized, executed and delivered by the Company;

(n)  The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Description of Capital Stock” and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and, with respect to shares of Common Stock, conform to the description of the Common Stock contained or incorporated by reference in the Pricing Disclosure Package and the Prospectus and all of the issued shares of capital stock of each subsidiary of the Company, if any, have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims and there are no options, warrants or other rights to acquire shares of capital stock of any subsidiary of the Company, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; with respect to equity-based awards (the “Awards”) granted pursuant to the equity-based compensation plans of the Company (the “Company Stock Plans”), (i) each Award intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code so qualifies, (ii) each grant of an Award was duly authorized no later than the date on which the grant of such Award was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, (iv) the per share exercise price of each Award was equal to the fair market value of a share of Common Stock, as determined in good faith by the Board of Directors of the Company on the effective Grant Date and (v) each such grant was properly accounted for in accordance with GAAP;

(o)  The Securities to be sold by the Selling Stockholders to the Underwriters hereunder have been duly authorized, validly issued, fully paid and non‑assessable and were not issued in violation of any preemptive or similar rights of any securityholder of the Company that have not been waived or complied with;

(p)  The compliance by the Company with its obligations under this Agreement and the consummation of the transactions herein contemplated (i) will not conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a material default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) will not violate any of the provisions of the Certificate of Incorporation or Bylaws of the Company, or the organizational documents of any subsidiary of the Company, (iii) will not violate any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over the Company or any of its subsidiaries or any of their properties and (iv) will not require any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority or third party, except for (x) such consents, approvals, authorizations, orders, registrations or qualifications that have been obtained or made and are in full force and effect, (y) the registration under the Act of the Securities, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements and (z) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

(q)  Neither the Company nor any of its subsidiaries is (i) in violation of its Certificate of Incorporation, Bylaws or other organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (ii), to the extent that such default would not have a Material Adverse Effect;

(r)  The statements set forth in the Pricing Disclosure Package and Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Common Stock, and under the captions “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders” and “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects;

(s)  Other than as set forth in the Pricing Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or, to the knowledge of the Company, any officer or director of the Company is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries or any officer or director, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened by any Governmental Authority or threatened by others;

(t)  The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(u)  At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not and is not, as of the date hereof, an “ineligible issuer,” as defined in Rule 405 under the Act;

(v)  (i) Ernst & Young LLP (US), who have audited certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company as required by the Act and the rules and regulations of the Commission thereunder and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and (ii) Ernst & Young LLP (UK), who have audited certain financial statements of Sensis Holding Limited and its subsidiaries, are independent auditors with respect to the Company in accordance with the American Institute of Certified Public Accountants;

(w)  The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company’s internal control over financial reporting is effective and the Company is not aware of any “significant deficiencies” or “material weaknesses” (each as defined by the PCAOB) in its internal control over financial reporting;

(x)  The Company’s board of directors meets the independence requirements of, and has established an audit committee that meets the independence requirements of, the rules and regulations of the Commission and the Nasdaq Capital Market (“Nasdaq”);

(y)  Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(z)  The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(aa)  Except (i) to the extent as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or (ii) as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect: (x) the Company or its subsidiaries owns, possesses, or can acquire on reasonable terms, all Intellectual Property necessary for the conduct of the Company’s or any subsidiary’s business as now conducted or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, to be conducted; and (y) there are no unreleased liens or security interests which have been filed against any of the patents owned by the Company or its subsidiaries.  Furthermore, except as would not singly or in the aggregate, reasonably be expected to have a Material Adverse Effect: (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property; (B) there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others challenging the Company’s or any subsidiary’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (C) the Intellectual Property owned by the Company or its subsidiaries, and to the knowledge of the Company, the Intellectual Property licensed to the Company or its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is not aware of any facts which would form a reasonable basis for any such claim; (D) there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, neither the Company nor any of its subsidiaries has received any written notice of such claim and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (E) the Company and its subsidiaries have complied with the material terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or its subsidiaries, and all such agreements are in full force and effect; and (F) to the Company’s knowledge, no employee of the Company or any of its subsidiaries is in or has ever been in material violation of any Intellectual Property-related term of any employment contract, patent disclosure agreement, invention assignment agreement, or nondisclosure agreement where the basis of such material violation relates to such employee’s employment with the Company or any of its subsidiaries or actions undertaken by the employee while employed with the Company or any of its subsidiaries,.  “Intellectual Property” shall mean all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology, know-how and other intellectual property;

(bb) There are no off-balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii)) that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources;

(cc)  The Company and each of its subsidiaries have, for the past three (3) years, complied, and are presently in compliance, in each case, in all material respects, with their respective public-facing privacy and security policies, and with all applicable laws and regulations regarding the collection, use, transfer, storage, protection, disposal and/or disclosure of personally identifiable information.  The Company and its subsidiaries have taken commercially reasonable steps to protect the information technology systems and data used in connection with the operation of the Company and/or its subsidiaries.  The Company and its subsidiaries have used reasonable efforts to establish, and have established, commercially reasonable disaster recovery and security plans, procedures and facilities for the business, including, without limitation, for the information technology systems and personally identifiable information and other confidential data held or used by or for the Company and/or any of its subsidiaries.  Neither the Company nor any of its subsidiaries has experienced a security breach or attack or other compromise of or relating to any such information technology system or data requiring notice to any third party under applicable state or federal law;

(dd)  The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the Company’s reasonable judgment, prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect;

(ee)  There are no contracts or other documents which are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been described or filed as required;

(ff)  Except as disclosed in the Pricing Disclosure Package, there are no related party transactions that would be required to be disclosed therein by Item 404 of Regulation S-K promulgated under the Act and any such related party transactions described therein are accurately described in all material respects;

(gg)  Except (i) as set forth or described in the Pricing Disclosure Package, none of the following events has occurred or exists: (A) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (B) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any Governmental Authority with respect to the employment or compensation of employees by any of the Company or any of its subsidiaries; or (C) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries.  Except (i) as set forth or described in the Pricing Disclosure Package or (ii) as would not have, individually or in the aggregate, a Material Adverse Effect, none of the following events has occurred or is reasonably likely to occur: (A) an increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (B) an increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (C) any event or condition giving rise to a liability under Title IV of ERISA; or (D) the filing of a material claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment.  For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) with respect to which the Company or any of its subsidiaries may have any liability;

(hh)  The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with ERISA, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Employee Benefit Laws”) and no action, suit or proceeding by or before any Governmental Authority to which the Company or any of its subsidiaries is a party with respect to the Employee Benefit Laws is pending or, to the knowledge of the Company, threatened;

(ii)  There are no contracts, agreements or understandings between the Company or its subsidiaries and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Securities;

(jj)  None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company; there are no persons with registration or other similar rights to have securities of the Company registered under the Act other than as disclosed in the Pricing Disclosure Package; and there are no persons with registration or similar rights that would require any securities of the Company to be included in the Registration Statement or in the offering contemplated hereby; there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Pricing Disclosure Package or those issued or issuable under the Company Stock Plans described in the Pricing Disclosure Package; and the description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, included in the Pricing Disclosure Package fairly presents the information required to be shown with respect to such plans, arrangements, options and rights;

(kk)  (i) Neither the Company nor any of its subsidiaries, nor any or their directors or officers, nor, to the Company’s knowledge, any employee, agent, affiliate or representative of the Company or its subsidiaries, is an individual or entity that is, or is owned or controlled by an individual or entity that is (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, or Her Majesty’s Treasury (collectively, “Sanctions”), nor (B) located, organized or resident in a country or territory that is the subject of Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, Syria or the Crimean region of Ukraine); (ii) for the past five years, neither the Company nor any of its subsidiaries has knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions;

(ll)  The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable federal, state, international, foreign or other laws, regulations or government guidance regarding financial record-keeping and reporting requirements, including, without limitation, Title 18 U.S. Code Section 1956 and 1957, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of jurisdictions where the Company and the subsidiaries conduct business, the applicable rules and regulations thereunder, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any Governmental Authority involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(mm)  Neither the Company nor any of its subsidiaries, nor any director or officer thereof, nor, to the Company’s knowledge, any agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(nn)  The Company and, as applicable, each of its subsidiaries, holds, and is operating in material compliance with, all material certificates, registrations, franchises, licenses, permits, clearances, approvals, exemptions, accreditations, provider or supplier numbers, and other authorizations issued by all applicable authorities required for the conduct of its business as currently conducted (collectively, “Permits”), and all such Permits are in full force and effect; the Company and each of its subsidiaries have fulfilled and performed all of their material obligations with respect to the Permits, and, to the Company’s knowledge, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any Permit; neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Permit that, if determined adversely to the Company or any subsidiary, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; no Governmental Authority (as defined below) has taken or to the Company’s knowledge is taking action to limit, suspend or revoke any Permit of any of the Company or any subsidiary of the Company in any material respect;

(oo)    The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations of the Commission thereunder;

(pp)  The interactive data in eXtensbile Business Reporting Language incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(qq)  The Company, or any of its subsidiaries, is not a party to and does not have any ongoing reporting obligations pursuant to any corporate integrity agreements, monitoring agreements, deferred prosecution agreements, consent decrees, settlement orders, plan of correction or similar agreements with or imposed by any Governmental Authority;

(rr)  No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Act to be described in the Registration Statement and the Prospectus and that is not so described in all material respects in such documents and in the Pricing Disclosure Package;

(ss)  (i) To the knowledge of the Company, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, confidential or proprietary data and databases (including such data and information of their respective customers, employees, suppliers, vendors and any third-party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”), except for those that have been remedied without material cost or liability; (ii) except as has not been, or would not reasonably be expected to be, material to the Company and its subsidiaries, taken as a whole, neither the Company nor its subsidiaries have been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (iii) the Company and its subsidiaries, taken as a whole, have implemented commercially reasonable controls, policies, procedures and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any Governmental Authority, and the Company’s and its subsidiaries’ public-facing policies and contractual obligations, in each case, relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; except in each case as would not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect;

(tt)  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Act, other than shares issued pursuant to Company Stock Plans; and

(uu)  There are no debt securities or preferred stock issued, or guaranteed by, the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

2. Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters that:

(a)  All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Power of Attorney (the “Power of Attorney”) and the Custody Agreement (the “Custody Agreement”) hereinafter referred to, and for the sale and delivery of the Securities to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Securities to be sold by such Selling Stockholder hereunder; and this Agreement, the Power of Attorney and the Custody Agreement have each been duly authorized, executed and delivered by such Selling Stockholder;

(b)  The execution, delivery and performance by such Selling Stockholder of this Agreement, the Power of Attorney and the Custody Agreement, the sale of the Securities to be sold by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated herein or therein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of such Selling Stockholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property, right or asset of such Selling Stockholder is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of such Selling Stockholder or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, affect the validity of the Securities to be sold by such Selling Stockholder or reasonably be expected to materially impair the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement;

(c)  Such Selling Stockholder has good and valid title to the Securities to be sold at each Time of Delivery (as defined below) by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or adverse claims; such Selling Stockholder will have, immediately prior to each Time of Delivery good and valid title to the Securities to be sold at each Time of Delivery by such Selling Stockholder, free and clear of all liens, encumbrances, equities or adverse claims; and, upon delivery of the certificates representing such Securities and payment therefor pursuant hereto, good and valid title to such Securities, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the several Underwriters;

(d)  Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares;

(e)  The Pricing Disclosure Package, at the Applicable Time did not, and as of each Time of Delivery will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such Selling Stockholder makes such representation and warranty solely with respect to only the Selling Stockholder Information (as defined below) with respect to such Selling Stockholder.

(f)  Other than the Registration Statement, the Pricing Prospectus and the Prospectus, such Selling Stockholder (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer Free Writing Prospectus or Written Testing-the-Waters Communication, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act or (ii) the documents listed on Schedule III(a) hereto, each electronic road show and any other written communications approved in writing in advance by the Company and the Representative;

(g)  As of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of a Time of Delivery, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such Selling Stockholder makes such representation and warranty solely with respect to the Selling Stockholder Information with respect to such Selling Stockholder;

(h)  Such Selling Stockholder has been duly organized and is validly existing and in good standing under the laws of its respective jurisdictions of organization;

(i)  Such Selling Stockholder is not (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Code or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

3. Subject to the terms and conditions herein set forth, (a) the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholders, at a purchase price per share of $[●], the number of Firm Securities set forth opposite the name of such Selling Stockholder in Schedule II hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Securities as provided below, the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 3, that the number of Optional Securities set forth opposite the name of such Selling Stockholder in Schedule II hereto, provided that the purchase price per Optional Security shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on the Optional Securities. Any such election to purchase Optional Securities may be exercised only by written notice from you to the Company and the Selling Stockholders, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 5 hereof) or, unless you, the Company and the Selling Stockholders otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

4. Upon the authorization by you of the release of the Firm Securities, the several Underwriters propose to offer the Firm Securities for sale upon the terms and conditions set forth in the Prospectus.

5. (a) The Securities to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as William Blair & Company, L.L.C. may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Selling Stockholders to the Representative, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Computershare Inc. to William Blair & Company, L.L.C. at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Securities, 9:30 a.m., New York City time, on [●], 2021 or such other time and date as William Blair & Company, L.L.C., the Company and the Selling Stockholders may agree upon in writing, and, with respect to the Optional Securities, 9:30 a.m., New York City time, on the date specified by William Blair & Company, L.L.C. in the written notice given by William Blair & Company, L.L.C. of the Underwriters’ election to purchase such Optional Securities, or such other time and date as William Blair & Company, L.L.C., the Company and the Selling Stockholders may agree upon in writing. Such time and date for delivery of the Firm Securities is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Securities, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 9(n) hereof, will be delivered at the offices of Latham & Watkins LLP at 1271 Avenue of the Americas, New York New York 10020 (the “Closing Location”), and the Securities will be delivered at the office of DTC (or its designated custodian), all at such Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day immediately preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.

6. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or such earlier time as may be required under the Act; to notify you promptly if the Company intends to make any further amendment or any supplement to the Registration Statement or the Prospectus (excluding, for the purpose of this provision, any document incorporated by reference therein) prior to the last Time of Delivery and to make no amendment or supplement to the Registration Statement or the Prospectus without providing you with a reasonable time to review and comment upon such filing; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed, in each case prior to the last Time of Delivery, and to furnish you with copies thereof; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act, within the time required by such rule; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, prior to the last Time of Delivery, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus in respect of the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any prospectus in respect of the Securities or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any jurisdiction in which it is not otherwise subject to taxation on the date hereof;

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities, and if you have notified the Company that the delivery of a prospectus is required after the last Time of Delivery, and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) During the period beginning from the date hereof and continuing to and including the date 60 days after the date of the Prospectus (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Securities, including but not limited to any options or warrants to purchase shares of Common Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock, or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Representative (other than (A) the Securities to be sold to the Underwriters hereunder, (B) the issuance of options, warrants or other equity awards to acquire shares of Common Stock granted pursuant to the Company Stock Plans that are described in the Prospectus, as such plans may be amended, (C) the issuance of shares of Common Stock upon the exercise or vesting of any such options, warrants or other equity awards to acquire shares of Common Stock, (D) shares of Common Stock issued upon exercise of outstanding warrants and (E) the filing of one or more Registration Statements on Form S-8 registering securities pursuant to the Company Stock Plans);

(f) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(g) To use its best efforts to list, subject to notice of issuance, the Securities on the Nasdaq;

(h) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo (the “Marks”) for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Securities (the “License”); provided, however, that (i) the Marks must be used exactly as shown in such electronic version and any changes to or deviations of the Marks must be approved by the Company in writing; (ii) the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and (iii) all goodwill arising from the Underwriter’s use of the Marks will vest solely and exclusively in the Company; and

(j) The Company has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7.(a) The Company represents and agrees that, without the prior consent of the Representative, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act or any Written Testing-the-Waters Communication, other than any such free writing prospectus or Written Testing-the-Waters Communications the use of which has been consented to by the Representative and which is listed on Schedule III(a) hereto; each Underwriter represents and agrees that, without the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus, other than any such free writing prospectus the use of which has been consented to by the Company and the Representative is listed on Schedule III(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus or would include (when considered together with the Pricing Disclosure Package) an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information provided by any Underwriter through the Representative is that identified as such in Section 10(c).

8. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Pricing Prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any reasonable costs associated with electronic delivery of any of the foregoing by Underwriters to investors; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky survey, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) the expenses in connection with the qualification of the Securities for offering and sale under state securities laws, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey and any supplement thereto up to an aggregate of $5,000; (iv) all fees and expenses in connection with listing the Securities on the Nasdaq; (v) the filing fees incident to, and any reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Securities (provided that the reimbursement obligation of such fees and expenses of counsel to the Underwriters shall not, in the aggregate, exceed $30,000); (vi) the cost of preparing stock certificates, if applicable; (vii) the cost and charges of any transfer agent or registrar for the Securities; (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged with the Company’s consent in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of aircraft and other transportation chartered in connection with the road show; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 8. It is understood, however, that, except as provided in this Section 8, Sections 10 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by the Underwriters, and any advertising expenses connected with any offers they may make.

9. The obligations of the Underwriters hereunder, as to the Securities to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Latham & Watkins LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, with respect to the matters you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Weil, Gotshal & Manges LLP, counsel for the Company, shall have furnished to you their written opinion and negative assurance letter (in the form attached hereto as Annex I), dated such Time of Delivery, in form and substance satisfactory to you;

(d) The respective counsel for each of the Selling Stockholders, as indicated in Schedule II hereto, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you;

(e) On the date of the Prospectus and upon the execution of this Agreement and also at each Time of Delivery, each of Ernst & Young LLP (US) and Ernst & Young LLP (UK) shall have furnished to you a comfort letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, provided that the cutoff date shall not be more than two Business Days prior to the date of the Prospectus and each Time of Delivery, as applicable;

(f)(i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package, and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package there shall not have been any change in the capital stock or long‑term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the properties, business, management, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Disclosure Package, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(g) [reserved];

(h) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the Nasdaq; (ii) a suspension or material limitation in trading in the Company’s securities on the Nasdaq; (iii) a general moratorium on commercial banking activities declared by either Federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(i) The Company shall have filed a Notification: Listing of Optional Securities with Nasdaq with respect to the Securities to be sold at such Time of Delivery and shall have received no objection thereto from Nasdaq;

(j) The Company shall have obtained and delivered to the Underwriters executed copies of a lock-up letter from the persons and entities listed on Schedule IV hereto, substantially to the effect set forth in Annex II hereof;

(l) The Company shall have complied with the provisions of Section 6(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(m) The Company shall have furnished or caused to be furnished to you at such Time of Delivery a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such time, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such time, as to the matters set forth in subsections (a), (e) and (h) of this Section 9 and as to such other matters as you may reasonably request;

(n) The Company will furnish the Representative with any additional opinions, certificates, letters and documents as the Representative reasonably requests and conformed copies of documents delivered pursuant to this Section 9.  The Representative may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

10.(a) The Company will indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Written-Testing-the-Waters Communication, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or any road show as defined in Rule 433(h) under the Act (a “road show”), or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Written-Testing-the-Waters Communication or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information provided by any Underwriter through the Representative is that identified as such in Section 10(c).

(b) Each of the Selling Stockholders severally and not jointly in proportion to the number of Securities to be sold by such Selling Stockholder hereunder agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Written-Testing-the-Waters Communication or any Issuer Free Writing Prospectus, in reliance upon and in conformity with (i) any written information relating to such Selling Stockholder furnished to the Company by such Selling Stockholder expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Pricing Disclosure Package (collectively, the “Selling Stockholder Information”); provided, that the liability of any Selling Stockholder pursuant to this Section 10(b) shall not exceed the total net proceeds (after deducting underwriter discounts and commissions but before deducting offering expenses) from the sale of the Securities sold by such Selling Stockholder hereunder (the “Selling Stockholder Proceeds”).

(c) Each Underwriter will indemnify and hold harmless the Company and each of the Selling Stockholders against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Written-Testing-the-Waters Communication or any Issuer Free Writing Prospectus, or any road show or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus or any such amendment or supplement thereto, any Written-Testing-the-Waters Communication or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information provided by any Underwriter through the Representative is the information contained in the fourth and eleventh through the fifteenth paragraphs under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus; and will reimburse the Company for any documented legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under such subsection, except to the extent that the indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the Representative, it is advisable for the Underwriters to be represented as a group by separate counsel, the Representative shall have the right to employ a single counsel (in addition to local counsel) to represent the Representative and all Underwriters that may be subject to liability arising from any claim in respect of which indemnity may be sought by the Underwriters under subsection (a) above in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Underwriters as incurred.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.  Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel pursuant to this Section 10(d), such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Securities pursuant to this Agreement. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholders from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover page of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover page of the Prospectus. The relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Selling Stockholders or the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Stockholder shall be required to contribute any amount in excess of its Selling Stockholder Proceeds.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) The obligations of the Company under this Section 10 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Act, including, without limitation, the officers, directors, partners and members of each such Underwriter and its broker-dealer affiliates; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act. The provisions of this Section 10 shall not affect any separate agreement among the Company and the Selling Stockholders with respect to indemnification.

11.(a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein.  If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Securities, or the Company and the Selling Stockholders notify you that they have so arranged for the purchase of such Securities, you or the Company and the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 11 with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased does not exceed one eleventh of the aggregate number of all the Securities to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased exceeds one eleventh of the aggregate number of all the Securities to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non‑defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligation of the Underwriters to purchase and of the Company to sell the Optional Securities) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 8 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

12. The respective indemnities, agreements, representations, warranties and other statements of the Company, Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or the Selling Stockholders, or any officer or director or controlling person of the Company or the Selling Stockholders, and shall survive delivery of and payment for the Securities.

13. If this Agreement shall be terminated pursuant to Section 11 hereof, the Company and the Selling Stockholders shall not then be under any liability to any defaulting Underwriter; but, if for any other reasons, any Securities are not delivered by or on behalf of the Selling Stockholders as provided herein, the Company and the Selling Stockholders will reimburse the Underwriters through you for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter except as provided in Sections 8 and 10 hereof.

14. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, facsimile or transmission to William Blair & Company, L.L.C., 150 North Riverside Plaza, Chicago, IL 60606, Attention: General Counsel, facsimile: (312) 551-4646, e:mail: gmorabito@williamblair.com; and if to the Company shall be delivered or sent by mail, facsimile or email transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Chief Financial Officer, (with copies to those parties specified thereon), email: paul.rouse@thryv.com; and if to Mudrick Capital Management, L.P. shall be delivered or sent by mail or email transmission to 527 Madison Avenue, 6th Floor, New York, NY 10022, Attention: Chief Investment Officer email: jmudrick@mudrickcapital.com; and if to GoldenTree Asset Management LP, shall be delivered or sent by mail or email transmission to 300 Park Avenue, 20th floor, New York, NY 10022, Attention: General Counsel, e-mail: slinney@goldentree.com and palderman@goldentree.com. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the Selling Stockholders and, to the extent provided in Sections 10 and 12 hereof, the officers and directors of the Company and each person who controls the Company, the Selling Stockholders or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16. Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business and “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

17. The Company and each Selling Stockholder acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholder, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or any Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) the Company and each Selling Stockholder has consulted its own respective legal and financial advisors to the extent it deemed appropriate. The Company and each Selling Stockholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

18. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions.  The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

19. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

20. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK.  The Company agrees that any suit or proceeding arising in respect of this agreement or your engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

21. The Company, each Selling Stockholder and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

23. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind.  However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

24. If any term or other provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions of this Agreement shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

25. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived at any time only by the written agreement of the parties hereto.  Any waiver, permit, consent or approval of any kind or character on the part of any such holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing.  The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision.  No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

[Signature page follows]

If the foregoing is in accordance with your understanding, please sign and return to us, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company.

Very truly yours,

THRYV HOLDINGS, INC.

By:
Name:
Title:

SELLING STOCKHOLDERS

By:
As Attorney-in-Fact acting on behalf of the Selling Stockholders named in Schedule II hereto

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

WILLIAM BLAIR & COMPANY, L.L.C.

Acting severally on behalf of itself and the several Underwriters named in Schedule I hereto

WILLIAM BLAIR & COMPANY, L.L.C.

Name:
Title:

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Total Number of Firm Securities to be Purchased	Number of Optional Securities to be Purchased if Maximum Option Exercised
William Blair & Company, L.L.C.
Needham & Company, LLC
CJS Securities, Inc.

Total

SCHEDULE II

Selling Stockholder	Total Number of Firm Securities to be Sold	Number of Optional Securities to be Sold if Maximum Option Exercised
Blackwell Partners LLC Series A(a)
Boston Patriot Batterymarch St. LLC(a)
Mercer QIF Fund PLC
Mudrick Distressed Opportunity Drawdown Fund, L.P.(a)
Mudrick Distressed Opportunity Drawdown Fund II, L.P.(a)
Mudrick Distressed Opportunity Fund Global, L.P.(b)
Mudrick Distressed Opportunity Specialty Fund, L.P.(a)
P. Mudrick LTD
Verto Direct Opportunity GP, LLC(a)
Verto Direct Opportunity II, L.P.(a)
GoldenTree 2004 Trust(c)
GoldenTree V1 Master Fund, LP(d)
GoldenTree Distressed Master Fund 2014 Ltd(d)
GoldenTree Insurance Fund Series Interests of the Sali Multi-Series Fund L.P.(c)
GoldenTree Master Fund, Ltd.(d)
GN3 SIP Limited(d)
San Bernardino County Employees’ Retirement Association
High Yield and Bank Loan Series Trust(d)
GT NM, LP(c)
Louisiana State Employees’ Retirement System
Crown Managed Accounts SPC – Crown/GT Segregated Portfolio(c)
GTAM TS Investment LLC(c)

Total	[ ● ]	[ ● ]

(a)	This Selling Stockholder is represented by Weil, Gotshal & Manges LLP, 767 5th Avenue, New York, NY 10153.
(b)	This Selling Stockholder is represented by Walkers (Cayman), 190 Elgin Avenue, George Town, Grand Cayman KY1-9001, Cayman Islands.
(c)	This Selling Stockholder is represented by GoldenTree Asset Management LP, 300 Park Avenue, 21st floor, New York, NY 10022.
(d)	This Selling Stockholder is represented by Maples and Calder (Cayman) LLP, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

SCHEDULE III

(a)

General Use Issuer Free Writing Prospectuses:

None

Written Testing-the-Waters Communications

None

(b) Additional Documents Incorporated by Reference:

None

(c) Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The initial public offering price per share for the Securities is $[●]

The number of Securities purchased by the Underwriters is [●].

SCHEDULE IV

Name

Joseph A. Walsh
Paul D. Rouse
Gordon Henry
James McCusker
John Wholey
Lesley Bolger
Amer Akhtar
Bonnie Kintzer
Jason Mudrick
Ryan O’Hara
John Slater
Lauren Vaccarello
Heather Zynczak
Blackwell Partners LLC Series A
Boston Patriot Batterymarch St. LLC
Mercer QIF Fund PLC
Mudrick Distressed Opportunity Drawdown Fund, L.P.
Mudrick Distressed Opportunity Drawdown Fund II, L.P.
Mudrick Distressed Opportunity Fund Global, L.P.
Mudrick Distressed Opportunity Specialty Fund, L.P.
P. Mudrick LTD
Verto Direct Opportunity GP, LLC
Verto Direct Opportunity II, L.P.
GoldenTree 2004 Trust
GoldenTree V1 Master Fund, LP
GoldenTree Distressed Master Fund 2014 Ltd
GoldenTree Insurance Fund Series Interests of the Sali Multi-Series Fund L.P.
GoldenTree Master Fund, Ltd.
GN3 SIP Limited
San Bernardino County Employees’ Retirement Association
High Yield and Bank Loan Series Trust
GT NM, LP
Louisiana State Employees’ Retirement System
Crown Managed Accounts SPC – Crown/GT Segregated Portfolio
GTAM TS Investment LLC
Paulson Credit Opportunities Master LTD
Yosemite Sellers Representative LLC

Annex I

[Form of Issuer’s Counsel Opinion]

Annex II

[Form of Lock-Up Letter]

May [●], 2021

Thryv Holdings, Inc.
2200 West Airfield Drive, P.O. Box 619810
DFW Airport, Texas 75261

William Blair & Company, L.L.C.,
  As Representative of the Several Underwriters,
  c/o William Blair & Company, L.L.C.
150 North Riverside Plaza,
  Chicago, IL 60606

Re:          Proposed Public Offering of Thryv Holdings, Inc. by Selling Stockholders

Ladies and Gentlemen:

As an inducement to the underwriters (the “Underwriters”) to execute an underwriting agreement (the “Underwriting Agreement”) with Thryv Holdings, Inc., a Delaware corporation (the “Company”), and certain stockholders named in Schedule II to the Underwriting Agreement (the “Selling Stockholders”), providing for the public offering (the “Offering”) of common stock, par value $0.01 per share (the “Common Stock”), of the Company, the undersigned hereby agrees that without, in each case, the prior written consent of William Blair & Company, L.L.C. (the “Representative”) during the period specified in the second succeeding paragraph (the “Lock-Up Period”), the undersigned (or any affiliate of the undersigned or any person part of a “group” (within the meaning of Section 13(d)(3) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with the undersigned or an affiliate of the undersigned) will not: (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and securities which may be issued upon exercise of a stock option or warrant), whether now owned or hereafter acquired (the “Undersigned’s Securities”); (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Securities, whether any such transaction described in clause (1) above or this clause (2) is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; (3) make any demand for, or exercise any right with respect to, the registration under the Securities Act of 1933, as amended (the “Securities Act”), of any Common Stock or any security convertible into or exercisable or exchangeable for Common Stock; or (4) publicly disclose the intention to do any of the foregoing.

The undersigned agrees that the foregoing restrictions preclude the undersigned from engaging, during the Lock-Up Period, in any hedging or other transaction that is designed to or that reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Securities, even if such Undersigned’s Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned’s Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Undersigned’s Securities.

The Lock-Up Period will commence on the date of this lock-up agreement (this “Lock-Up Agreement”) and continue and include the date 60 days after the date of the final prospectus used to sell Common Stock in the Offering pursuant to the Underwriting Agreement relating to the Offering.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Securities: (i) as a bona fide gift or gifts; (ii) to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; (iii) if the undersigned is a corporation, partnership, limited liability company or other business entity, (a) to another corporation, partnership, limited liability company or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act) of the undersigned or (b) in distributions of shares of Common Stock or any security convertible into or exercisable for Common Stock to limited partners, limited liability company members or stockholders of the undersigned; (iv) if the undersigned is a trust, to the trustees, beneficiaries or settlors of such trust or a trust that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act) of the undersigned; (v) by testate succession or intestate succession; (vi) to any immediate family member or any investment fund or other entity controlled or managed by the undersigned; (vii) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (vi); (viii) to the Company pursuant to any contractual arrangement that provides for the repurchase of the undersigned’s securities by the Company in connection with the termination of the undersigned’s employment or other service relationship with the Company or the undersigned’s failure to meet certain conditions set out upon receipt of such securities; (ix) pursuant to an order of a court or regulatory agency having jurisdiction over the undersigned; (x) in response to a bona fide third party takeover bid made to all holders of Common Stock or any other acquisition transaction whereby all or substantially all of the Common Stock are acquired by a third party, provided that if such transaction is not completed, the Undersigned’s Securities shall remain subject to the restrictions contained in this Lock-Up Agreement; or (xi) any pledge, hypothecation or the grant of any security interests in shares of Common Stock in connection with any margin loan or other loans, advances and extensions of credit (a “Margin Loan”) by the undersigned or any of its direct or indirect subsidiaries and any subsequent transfers of such shares of Common Stock pursuant to any foreclosures in accordance with the terms of the documentation governing any Margin Loan; provided, in the case of clauses (i)-(xi), that (x) such transfer shall not involve a disposition for value, (y) the transferee agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement and (y) no filing by any party under Section 16(a) of the Exchange Act, shall be required or shall be made voluntarily in connection with such transfer (other than a filing on a Form 5 or other filing made after the expiration of the Lock-Up Period). For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

In addition, the foregoing restrictions shall not apply to: (i) (a) the undersigned’s exercise or the vesting of equity-based awards granted pursuant to the Company’s equity incentive plans in place as of the date of this Lock-Up Agreement; (b) the undersigned’s exercise of warrants to purchase Common Stock in place as of the date of this Lock-Up Agreement and issued pursuant to previously disclosed private placements; (c) the transfer, sale or other disposition of any shares of Common Stock held by the undersigned or issued upon the exercise of any stock options or warrants or upon the vesting of any other equity-based awards held by the undersigned through the net issuance by the Company of shares of Common Stock, a broker-assisted cashless exercise or otherwise, in each case in order to satisfy any tax obligations due as a result of such exercise or vesting; provided, that

(y) in the case of clauses (a) and (b), such restrictions shall apply to any of the Undersigned’s Securities issued upon such exercise or vesting and (z) in each case, that if any filing is required under Section 16(a) of the Exchange Act in connection with such exercise, vesting or disposition, such filing shall include a statement to the effect that such filing is the result of the exercise or vesting of equity-based securities pursuant to the Company’s equity incentive plans or pursuant to the exercise of warrants issued pursuant to previously disclosed private placements; (ii) any transaction with respect to shares of Common Stock acquired in market transactions after completion of the Offering; provided, that no filing by the undersigned reporting a reduction in beneficial ownership under Section 16(a) of the Exchange Act shall be required or shall be made voluntarily in connection with any such transaction or (iii) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided, that no sales of the Undersigned’s Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period, and such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the SEC or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned, the Company or any other person, shall be made by the undersigned, the Company or any other person, prior to the expiration of the Lock-Up Period.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Lock-Up Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that upon request, the undersigned will execute any additional documents necessary to ensure the validity or enforcement of this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned. This Lock-Up Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

The undersigned understands that the undersigned shall be automatically released from all obligations under this Lock-Up Agreement if (i) the Selling Stockholders notify the Underwriters in writing that they do not intend to proceed with the Offering, (ii) the Representative notifies the Company and the Selling Stockholders in writing that they have determined not to proceed with the Offering, (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder or (iv) the Underwriting Agreement does not become effective by June 30, 2021.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the offering of the securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.

The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Lock-Up Agreement.

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Very truly yours,

[Name of securityholder/director/officer]